SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-171789	14-1820954
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

1112 Weston Road, Unit 278
Weston, FL 33326
Address of Principal Executive Offices)

847-386-1384
(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Copies to:
David Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2011, American Scientific Resources, Incorporated (the “Company”) entered into a letter agreement (the “Granite Letter Agreement”) with Granite Financial Group, LLC (“Granite”). Pursuant to the Granite Letter Agreement:

•	The maturity date of the promissory notes, dated October 12, 2010 and November 5, 2010, issued by the Company to Granite, was extended to April 12, 2011.

•
Granite waived any adjustment to the conversion or exercise price of the convertible debentures, dated May 13, 2010, and July 22, 2010, and the warrants dated May 13, 2010 and July 22, 2010, as a result of the issuance of 5,000,000 shares of common stock to Lanktree Consulting Corporation (“Lanktree”), or the issuance of 32,000,000 shares of common stock to Granite.

•	The Company agreed to issue to Granite 32,000,000 shares of common stock.

On February 3, 2011, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Southridge Partners II, LP. (“Southridge”). Pursuant to the Purchase Agreement:

•
Southridge agreed to purchase from the Company, from time to time in the Company’s discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of the registration statement to be filed by the Company for resale of the shares of common stock issuable under the Purchase Agreement, up to $10,000,000 in the Company’s common stock.

•
Pursuant to a registration rights agreement between the Company and Southridge entered into in connection with the Purchase Agreement, the Company agreed to file a registration statement for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act of 1933, as amended, of shares of common stock issuable under the Purchase Agreement, within 45 days of execution of the Purchase Agreement.

•
The purchase price for the shares of common stock sold under the Purchase Agreement will be equal to 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide notice of a sale of common stock under the Purchase Agreement.

•
The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $500,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which the Company provides notice of a sale under the Purchase Agreement.

•
Upon execution of the Purchase Agreement, the Company issued to Southridge a five-year warrant to purchase 25,000,000 shares of common stock at an exercise price of $0.00615, which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance.

•
The Company agreed to issue to its management and directors a series of preferred stock with voting rights sufficient to grant such holders the ability to vote in favor of an increase in the Company’s authorized common stock and/or a reverse split of the outstanding shares of common stock. Accordingly, on February 4, 2011, the Company issued to each of its four directors 12,500 shares of Series A Preferred Stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Letter agreement, dated February 7, 2011, between the Company and Granite

10.2	Equity Purchase Agreement, dated February 3, 2011, between the Company and Southridge

10.3	Registration Rights Agreement, dated February 3, 2011,l between the Company and Southridge

10.4	Warrant, dated February 3, 2011, issued by the Company to Southridge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

Date: February 7, 2011	By:	/s/ Christopher Tirotta
Christopher Tirotta, Chief Executive Officer